EXHIBIT 3.1

                           ARTICLES OF INCORPORATION
                                       OF
                                EL SQUARED, INC.

                                   ARTICLE I

NAME: The name of the corporation shall be El Squared, Inc.

                                   ARTICLE II

PURPOSE: The purpose for which this corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

                                   ARTICLE III

INITIAL BUSINESS: The corporation initially intends to invest in securities of public and private companies including but not limited to common stock, preferred stock, loans and loans with equity features.

                                   ARTICLE IV

AUTHORIZED CAPITAL: The corporation shall have authority to issue one hundred million (100,000,000) shares of common stock of no par value.


                                    ARTICLE V

STATUTORY AGENT: The name and address of the initial statutory agent of the corporation is:

                         Mr. Lanny R. Lang
                         3536 E. Saltsage Drive
                         Phoenix, AZ 85044

                                   ARTICLE VI

BOARD OF DIRECTORS: The initial Board of Directors shall consist of two (2) persons. The number of directors shall be fixed by the by-laws. The persons who are to serve as the members of the initial Board of Directors until the first annual meeting of the shareholders of until successors are named are:

                         Mr. Lanny R. Lang
                         3536 E. Saltsage Drive
                         Phoenix, AZ 85044, and

                         Mr. Michael S. Williams
                         3710 E. Kent Drive
                         Phoenix, AZ 85044

                                   ARTICLE VII

INCORPORATORS: The incorporators of this corporation are:

                         Mr. Lanny R. Lang
                         3536 E. Saltsage Drive
                         Phoenix, AZ 85044, and

                         Mr. Michael S. Williams
                         3710 E. Kent Drive
                         Phoenix, AZ 85044

All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission for filing.

IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of September, 1993.

/s/ LANNY R. LANG                              /s/ MICHAEL S. WILLIAMS
------------------------------                 -----------------------
    Lanny R. Lang                                  Michael S. Williams

                                 * * * * * * * *

STATE OF ARIZONA   )
                   ) ss.
COUNTY OF MARICOPA )

         On this 6th day of September, 1993, before me, the undersigned Notary Public, personally appeared Lanny R. Lang and Michael S. Williams, who acknowledged that they executed the above instrument.

                               /s/ TINA L. MORROA
                               -------------------------------------------------
                               Notary Public My Commission Expires March 6, 1994

                                 * * * * * * * *

I, Lanny R. Lang, having been designated to act as Statutory Agent, hereby consent to do so until removed or resignation is submitted in accordance with the Arizona Revised Statutes.

                                               /s/ LANNY R. LANG
                                               ------------------------------
                                                   Lanny R. Lang

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                EL SQUARED, INC.

         Pursuant to the provisions of Section 10-061, Arizona Revised Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:   The name of the corporation is El Squared, Inc.

SECOND: The document attached hereto as Exhibit "A" sets forth the amendment to the Articles of Incorporation which were adopted by the shareholders of the Corporation at their meeting on August 30, 1994, in the manner prescribed by law.

THIRD: The number of shares of stock outstanding at the time of such adoption was one hundred thousand (100,000) shares and the number of shares entitled to vote on the amendment was one hundred thousand (100,000) shares.

FOURTH: The designation and number of outstanding shares of each class or series entitled to vote thereon, as a class or series, was as follows:

               CLASS OR SERIES                        NUMBER OF SHARES
               ---------------                        ----------------
             Common, no par value                          100,000

FIFTH: The number of shares of each class or series entitled to vote thereon as a class or series voted for or against such amendment, respectively, was:

               CLASS OR SERIES           NUMBER FOR             NUMBER AGAINST
               ---------------           ----------             --------------
             Common, no par value          100,000                    -0-

DATED: 8-30, 1994.

                                                 EL SQUARED, INC.

                                                 By: /s/ MICHAEL S. WILLIAMS
                                                     ---------------------------
                                                         President

Attest:

/s/ LANNY R. LANG
---------------------------------
    Secretary

                                 * * * * * * * *

STATE OF ARIZONA   )
                   ) ss.
COUNTY OF MARICOPA )

         On this 30th day of August, 1994, before me, the undersigned Notary Public, personally appeared Lanny R. Lang and Michael S. Williams, who acknowledged that they executed the above instrument.

                                   /s/ CARMEN M. MILLER
                                   ---------------------------------------------
                                   Notary Public

                                   OFFICIAL SEAL
                                   CARMEN M. MILLER
                                   Notary Public - State of Arizona
                                   MARICOPA COUNTY
                                   My Comm. Expires Aug. 3, 1998

                                    EXHIBIT A

                                AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                EL SQUARED, INC.

1. Article I is amended to read as follows:

         The name of the corporation shall be Phoenix Financial
         Reporting Group, Inc.

DATED: 8-30, 1994.

                                                 EL SQUARED, INC.

                                                 By: /s/ MICHAEL S. WILLIAMS
                                                     -----------------------
                                                         President

Attest:

/s/ LANNY R. LANG
-------------------------------
    Secretary

                                 * * * * * * * *

STATE OF ARIZONA   )
                   ) ss.
COUNTY OF MARICOPA )

         On this 30th day of August, 1994, before me, the undersigned Notary Public, personally appeared Lanny R. Lang and Michael S. Williams, who acknowledged that they executed the above instrument.

                                             /s/ CARMEN M. MILLER
                                             -----------------------------------
                                             Notary Public

                                             OFFICIAL SEAL
                                             CARMEN M. MILLER
                                             Notary Public - State of Arizona
                                             MARICOPA COUNTY
                                             My Comm. Expires Aug. 3, 1998

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                     PHOENIX FINANCIAL REPORTING GROUP, INC.

         Pursuant to the provisions of Section 10-061, Arizona Revised Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:   The name of the corporation is Phoenix Financial Reporting Group, Inc.

SECOND: The document attached hereto as Exhibit "A" sets forth the amendment to the Articles of Incorporation which were adopted by the shareholders of the Corporation at their meeting on July 28, 1995, in the manner prescribed by law.

THIRD: The number of shares of stock outstanding at the time of such adoption was one hundred thousand (100,000) shares and the number of shares entitled to vote on the amendment was one hundred thousand (100,000) shares.

FOURTH: The designation and number of outstanding shares of each class or series entitled to vote thereon, as a class or series, was as follows:

               CLASS OR SERIES                           NUMBER OF SHARES
               ---------------                           ----------------
            Common, no par value                             100,000

FIFTH: The number of shares of each class or series entitled to vote thereon as a class or series voted for or against such amendment, respectively, was:

               CLASS OR SERIES            NUMBER FOR             NUMBER AGAINST
               ---------------            ----------             --------------
             Common, no par value           100,000                     -0-

DATED: July 28, 1995

                                  PHOENIX FINANCIAL REPORTING GROUP, INC.

                                  /s/ MICHAEL S. WILLIAMS
                                      ----------------------------------
                                      Michael S. Williams, President

Attest:

/s/ LANNY R. LANG
---------------------------------
    Lanny R. Lang, Secretary

                                     * * * *

STATE OF ARIZONA   )
                   ) ss.
COUNTY OF MARICOPA )

         On this 1st day of August, 1995, before me, the undersigned Notary Public, personally appeared Lanny R. Lang and Michael S. Williams, who acknowledged that they executed the above instrument.

                                             /s/ CARMEN M. MILLER
                                             -----------------------------------
                                             Notary Public

                                             OFFICIAL SEAL
                                             CARMEN M. MILLER
                                             Notary Public - State of Arizona
                                             MARICOPA COUNTY
                                             My Comm. Expires Aug. 3, 1998

                                                                       EXHIBIT A

                                AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                     PHOENIX FINANCIAL REPORTING GROUP, INC.

1.       Article IV is amended to read as follows:

         AUTHORIZED CAPITAL: The corporation shall have the authority to issue one hundred million (100,000,000) shares of common stock of no par value. The Corporation shall also have the authority to issue ten million (10,000,000) shares of preferred stock, undesignated as to par value. The Board of Directors may divide the shares of preferred stock, into series, and shall fix and determine the designations, preferences, privileges, and ratify powers, if any, and the restrictions and qualifications of the share of each series as established.

                  The outstanding shares of common stock, regardless of class, shall be entitled to one vote per share and shall share equally in dividends, whether paid in cash or by the issuance of additional shares of common stock, declared from time to time by the board of directors.

2.       The following new Articles are hereby adopted:

                                  ARTICLE VIII

         EXISTENCE: The Corporation shall have perpetual existence.

                                   ARTICLE IX

         DIRECTOR LIABILITY: To the fullest extent allowable under the Arizona General Corporation Law, including without limitation A.R.S. /sections/10-004 A.17 and 10-054 A.9, no director shall have personal liability to the Corporation or its shareholders, or to any other person or entity, for monetary damages for a breach of fiduciary duty as a director, except where there has been:

         a) a breach of the director's duty of loyalty to the Corporation or its shareholders;

         b) Acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law;

         c) Authorization of the unlawful payment of a dividend or other distribution on the Corporation's capital stock, or the unlawful purchase of its capital stock;

         d) Any transaction from which the director derived an improper personal benefit; or

         e) Any contract or other transaction involving directors' conflicts of interest in violation of A.R.S. /section/10-041.

                                    ARTICLE X

         DISTRIBUTION FROM CAPITAL SURPLUS: The board of directors of the Corporation may from time to time distribute on a pro rota basis to its shareholders, out of capital surplus of the Corporation, a portion of its assets in cash or property.

                                   ARTICLE XI

         REPURCHASE OF SHARES: The Corporation shall have the right to purchase its own shares to the extent of unreserved and unrestricted earned and capital surplus of the Corporation.

                                   ARTICLE XII

         INDEMNIFICATION: The Corporation shall indemnify each director, officer, employee or agent of the Corporation:

         a) to the fullest extent permissible under the provisions of A.R.S. /section/10-005 as provided in any indemnification provisions of any successor or amended stature,

         b) as provided in the By-Laws of the Corporation, or

         c) as provided in any agreement adopted pursuant to the provisions of A.R.S. /section/10-005.

         If the Arizona Corporation Law is amended to authorize further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Arizona General Corporation Law as so amended. Any repeal or modification of this article shall not increase the liability of a director of the Corporation arising out of acts or omissions occurring before the repeal or modification becomes effective.

DATED: July 28, 1995

                                   PHOENIX FINANCIAL REPORTING GROUP, INC.

                                   By: /s/ MICHAEL S. WILLIAMS
                                       -----------------------------------
                                           Michael S. Williams, President

Attest:

/s/ LANNY R. LANG
    ------------------------
    Lanny R. Lang, Secretary


                                     * * * *

STATE OF ARIZONA   )
                   ) ss.
COUNTY OF MARICOPA )

         On this 1st day of August, 1995, before me, the undersigned Notary Public, personally appeared Lanny R. Lang and Michael S. Williams, who acknowledged that they executed the above instrument.

                                             /s/ CARMEN M. MILLER
                                             -----------------------------------
                                             Notary Public

                                             OFFICIAL SEAL
                                             CARMEN M. MILLER
                                             Notary Public - State of Arizona
                                             MARICOPA COUNTY
                                             My Comm. Expires Aug. 3, 1998

                              ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                     PHOENIX FINANCIAL REPORTING GROUP, INC.


FIRST: The name of the corporation is Phoenix Financial Reporting Group, Inc. (the "Corporation").


SECOND: Article I of the Corporation's Articles of Incorporation, as amended, is hereby amended and restated in its entirety as follows:

                                    ARTICLE I

         The name of the corporation shall be First Reserve, Inc.


THIRD: The foregoing amendment to the Articles of Incorporation of the Corporation was recommended by the Board of Directors of the Corporation to the shareholders on January 13, 1998, and approved by the shareholders of the Corporation at their Special Meeting on January 23, 1998, in the manner prescribed by the Arizona Revised Statutes.


FOURTH: The number of shares of stock outstanding at the time of such adoption of the amendment to the Articles of Incorporation was six million (6,000,000) shares and the number of shares entitled to vote on the amendment was six million (6,000,000) shares.


FIFTH: The designation and number of outstanding shares of each class or series entitled to vote thereon, as a class or series, was as follows:

                  CLASS OR SERIES                  NUMBER OF SHARES
                  ---------------                  ----------------
                  Common, no par value                6,000,000


SIXTH: The number of shares of each class or series entitled to vote thereon as a class or series voting for or against such amendment, respectively, was:

         CLASS OR SERIES          NUMBER FOR    NUMBER AGAINST     ABSENT
         ---------------          ----------    --------------     ------
         Common, no par value     5,636,898          -0-           363,102

Dated this 23rd day of January, 1998.


                                 PHOENIX FINANCIAL REPORTING GROUP,
                                 INC., an Arizona corporation


                                 By:/S/RONALD A. SHUFFIELD
                                 Ronald A. Shuffield, Secretary and Treasurer

                      AGREEMENT OF TAX-FREE REORGANIZATION

         This Agreement of Tax-Free Reorganization ("Agreement") is made and entered into as of the 1st day of April, 1998 by and between First Reserve, Inc., f/k/a Phoenix Financial Reporting Group, Inc., an Arizona Corporation (the "Company"), and Allen C. Harper ("Harper"), Ronald A. Shuffield ("Shuffield"), James E. Newmeyer ("Newmeyer"), Trenco Establishment, a corporation formed under the laws of the country of Italy ("Trenco") and Valorsec Verwaltungs & Treu-anstalt, a corporation formed under the laws of the country of Switzerland ("Valorsec") (collectively the "Control Group").

                          BACKGROUND OF THIS AGREEMENT

         The Control Group collectively owns all of the equity interests in two Florida corporations, First Reserve, Inc. ("First Reserve Florida") and Embassy Financial Services, Inc. ("Embassy") as follows:

         NAME           SHARES OF FIRST RESERVE FLORIDA     SHARES OF EMBASSY
         ----           -------------------------------     -----------------
         Harper*                     694                          1,000
         Shuffeld                    609.5                        1,000
         Newmeyer                    -0-                          1,000
         Trenco                       31                            -0-
         Valorsec                    889.67                         -0-

         * owned by Allen C. Harper & Carol Harper, Joint Tenants

         The Control Group wishes to contribute the above interests to the Company in exchange for Company's issuance of new shares of the Common Stock of the Company as follows:

         NAME         SHARES OF THE COMPANY
         ----         ---------------------
         Harper             1,069,997
         Shuffield          1,069,997
         Newmeyer             324,314
         Trenco                84,081
         Valorsec           2,075,611

         The parties intend the transaction to qualify as a tax free transaction pursuant to Section 351 and/or Section 368 of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties agree as follows:

         1. RECITAL. The above recital in the Background of this Agreement is true and correct.

         2. TRANSFER OF SHARES OF FIRST RESERVE AND EMBASSY. On the effective date of the execution of this Agreement, the Control Group, in exchange for issuance of new shares of the Company as reflected in the Background of this Agreement, shall assign, transfer, convey and set over to the Company all of their right, property and interest in the shares of First Reserve and Embassy.

         3. ISSUANCE OF SHARES OF THE COMPANY. On the effective date of the execution of this agreement, the Company, in exchange for shares of First Reserve and Embassy reflected in the Background of this Agreement, shall issue to the Control Group new shares of the Company as reflected in the Background of this Agreement.

         4. TAX FREE TRANSACTION. The transfers reflected in paragraphs 2 and 3 above shall not result in the recogition of any gain or loss to the Control Group or the Company pursuant to Section 351 and/or Section 368 of the Internal Revenue Code of 1986, as amended. Accordingly, notwithstanding anything contained in this Agreement to the contrary, any provision of this Agreement which has the effect of disqualifying the transfers as provided under Section 351 or Section 368, as the case may be, shall be considered null and void and of no force and effect and the remaining portions of any such provisions in and of this Agreement which are consistent with Section 351 or Section 368 shall remain in effect.

         5. COSTS AND EXPENSES. All actual reasonable costs incurred in the performance of this Agreement shall be paid by the Company.

         6. COOPERATION. All the parties hereto agree to fully cooperate one with the other to effectuate the transfers and to exchange such further documents and agreements as they deem appropriate to accomplish the transfers.

         7. COMPANY REPRESENTATION. The Company represents and warrants to the Control Group that it has full power and right to enter into this Agreement, to issue new shares of the Company in accordance with this Agreement.

         8. CAPTION AND PARAGRAPH HEADINGS. Captions and paragraph headings contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or any other provisions of this Agreement.

         9. NO WAIVER. No waiver of any provisions of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted and any other written waiver shall only be applicable to the specified instance to which it relates and shall not be deemed to be a continuing or fixture waiver.

         1O. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         11. BINDING EFFECT. This Agreement shall enure to the benefit of and shall be binding upon the parties and their respective heirs, personal representatives, successors and assigns.

         12. GOVERNING LAW. This Agreement shall be construed and interpreted according to the laws of the State of Florida.

         13. NOTICES. Any notices required and permitted to be given under this Agreement shall be delivered by hand, mailed by certified or registered mail, return receipt requested, in a postage prepaid envelope or delivered by a nationally recognized overnight delivery service and addressed as follows. Notices shall be deemed effective only upon receipt or refusal of delivery.

              If to the Company:

              First Reserve, Inc.
              1360 S. Dixie Highway
              Coral Gables, FL 33146

              If to the Control Group:

              1360 S. Dixie Highway
              Coral Gables, FL 33146
              attn: Allen C. Harper, as representative of the Control Group

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                First Reserve, Inc., an Arizona corporation
Witnesses:                      f/k/a Phoenix Financial Reporting Group, Inc.

/s/ [ILLEGIBLE]                 By: /s/ ALLEN C. HARPER
---------------------------         ---------------------------------
                                    Title: Chairman CEO
---------------------------
/s/ [ILLEGIBLE]

---------------------------         /s/ ALLEN C. HARPER
                                    --------------------
                                        Allen C. Harper

                                 /s/ RONALD A. SHUFFIELD
---------------------------      -----------------------------------
                                     Ronald A. Shuffield
---------------------------


                                 /s/ JAMES E. NEWMEYER
---------------------------      -----------------------------------
                                     James E. Newmeyer
---------------------------

                                 Trenco Establishment,
                                 an Italian corporation

                                 /s/ VADUZ LIECHTEYSTEIN
---------------------------      -----------------------------------
                                     Title: Partner
---------------------------


                                 Valorsec & Verwaltungs Treu-anstalt,
                                 a Swiss corporation

                                 /s/ FABIO ROSSI        /s/ MARCO CASPESCHA
---------------------------      ------------------------------------------
                                     Fabio Rossi            Marcho Caspescha
                                     Title: Director        Director
---------------------------

                              ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                               FIRST RESERVE, INC.

FIRST:   The name of the corporation is First Reserve, Inc. (the "Corporation").

SECOND: Article IV of the Corporation's Articles of Incorporation, as amended, is hereby amended and restated in its entirety as follows:

                                   ARTICLE IV

AUTHORIZED CAPITAL: The corporation shall have the authority to issue One Hundred Million (100,000,000) shares of (Common Stock of no par value. The corporation shall also have the authority to issue ten million (10,000,000) shares of preferred stock, undesignated as to par value. The Board of Directors may divide the shares of preferred stock, into series, and shall fix and determine the designations, preferences, privileges, and ratify powers, if any, and the restrictions and qualifications of the share of each series as established.

         The outstanding shares of Common Stock, regardless of class, shall be entitled to one vote per share and shall share equally in dividends, whether paid in cash or by the issuance of additional shares of Common Stock, declared from time to time by the Board of Directors.

THIRD: The foregoing amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors of the Corporation without shareholder action, pursuant to ss.10-1002(4), Arizona Revised Statutes, on April 21, 1998.

Dated this 21st day of April, 1998.

                              FIRST RESERVE, INC.,
                              an Arizona corporation

                              By: /s/ ALLEN C. HARPER
                                  ----------------------------------------------
                                      Allen C. Herper, Chairman and CEO

                            ARTICLES OF INCORPORATION
                                       OF
                               FIRST RESERVE. INC.

         The undersigned, acting as incorporator, signs the following Articles of Incorporation for the purpose of forming a corporation under the laws of the State of Florida.

                                    ARTICLE I

         The name of the corporation shall be: FIRST RESERVE, INC. (the "Corporation")

                                   ARTICLE II

         The existence of the Corporation shall commence upon the filing of these Articles of Incorporation by the Department of State and shall be perpetual.

                                   ARTICLE III

         The Corporation may engage in any and all businesses and activities permitted by the laws of the State of Florida. The Corporation shall have all of the powers vested in a corporation organized under and existing by virtue of such laws.

                                   ARTICLE IV

         The maximum number of shares which this Corporation is authorized to have outstanding at any time is 100,000,000 shares of Common Stock with no par value.

                                    ARTICLE V

         The initial registered agent and street address of the initial registered office of the Corporation shall be:

                        A Z Registered Agent Corporation
                             2601 S. Bayshore Drive
                                   Suite 1600
                              Miami, Florida 33133

                                   ARTICLE VI

         This Corporation shall have four directors initially. The names and addresses of the initial directors of the Corporation, who shall hold office until their successors are elected and qualified or until their earlier resignation or removal from office are:

                                 Allen C. Harper
                            1360 South Dixie Highway
                           Coral Gables, Florida 33146

                                Ronald. Shuffield
                            1360 South Dixie Highway
                           Coral Gables, Florida 33146

                                James E. Newneyer
                            1360 South Dixie Highway
                           Coral Gables, Florida 33146

                                  Thiery Manni
                            1360 South Dixie Highway
                           Coral Gables, Florida 33146

         The number of directors may be increased or decreased from time to time pursuant to the Bylaws of the Corporation, but shall not be less than one.

                                   ARTICLE VII

         The name and address of the Incorporator of the Corporation is:

                        A Z Registered Agent Corporation
                             2601 S. Bayshore Drive
                                   Suite 1600
                              Miami, Florida 33133

                                  ARTICLE VIII

         The principal business and mailing address of the Corporation shall be:

                            1360 South Dixie Highway
                           Coral Gables, Florida 33146

         EXECUTED at Miami, Florida this 10th day of June, 1998.

                                           A Z REGISTERED AGENT CORPORATION,
                                           Incorporator

                                           /s/ JUSTIN T. WILSON
                                           -------------------------------------
                                               Justin T. Wilson,
                                               Secretary and Treasurer

                         ACCEPTANCE BY REGISTERED AGENT

         Having been appointed the Registered Agent of FIRST RESERVE, INC., the undersigned accepts such appointment and agrees to act in such capacity.

         DATED this 10th day of June, 1998.


                                        A Z REGISTERED AGENT CORPORATION,
                                        Registered Agent

                                        By: /s/ JUSTIN T. WILSON
                                           -------------------------------------
                                                Justin T. Wilson,
                                                Secretary and Treasurer

                                       3